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                                                                   Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Princeton National Bancorp, Inc.:

We consent to the use of our reports dated March 9, 2005 in this Registration Statement on Form S-4 ("Registration Statement") with respect to the consolidated balance sheets of Princeton National Bancorp, Inc. and subsidiary (the "Company") as of December 31, 2004 and 2003, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Registration Statement.

/s/ KPMG
KPMG LLP
Chicago, Illinois
June 8, 2005